EXHIBIT (3)

                               BY-LAWS
                                  of
                  McCORMICK & COMPANY, INCORPORATED
                         RESTATED AND AMENDED
                         AS OF JUNE 17, 1996

                  ---------------------------------

                              ARTICLE I.

                                Office

          1. (1)Principal Office. The principal office shall be at 18 Loveton Circle, Sparks, Maryland 21152-6000.

               The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint, or the business of the Corporation may require.

          2. (2)Seal. The seal of the Corporation shall be in circular form with the words:

                  McCormick & Company, Incorporated
                            Maryland 1915

encircling a large Mc.

                             ARTICLE II.

                        Stockholders' Meetings.

          3. (3)Place of Meeting. All meetings of the stockholders shall be held at the time and place determined by the Board of Directors of the Corporation.

          4. (4)Annual Meeting. An annual meeting for the election of Directors and for the transaction of such other business as may be properly brought before the meeting shall be held on the third
Wednesday in March of every year beginning with the year 1972.

          5. (5)Notice of Annual Meetings; Waiver of Notice. Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, or mailed to him or her at his or her address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

          6. (6)Quorum; Voting; Adjournments. Unless statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

          7. (7)General Right to Vote; Proxies. Except where the Charter limits or denies voting rights or provides for a greater or lesser number of votes per share, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

          8. (8)List of Stockholders. A complete record of stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each shall be prepared by the Secretary and filed in the office of the Secretary, at least ten days before every election.

          9. (9)Special Meetings. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting. Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only as may be required by law and, if the request is made on or after October 1, 1996, only if requested by stockholders entitled to cast 50% of the votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall inform the stockholders who make the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and, on payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held in the preceding 12 months. Business transaction at all special meetings shall be confined to the objects stated in the call.

          10. (10)Conduct of Business and Voting. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualifications of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Charter or law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 25% in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or questions shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

          11. (11)Stockholder Proposals. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to being before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and
(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholders and such beneficial owner.

                             ARTICLE III.

        Directors - Management of Company Vested in Directors.

          12. (12)Management Vested in Directors. The business and affairs of this Company shall be managed under the direction of its Board of Directors. Directors shall be elected at the Annual Meeting of Stockholders, and each Director shall be elected to serve until his successor shall be elected and shall qualify, or until his death, resignation or removal. A Director who is an employee of the Corporation shall cease to be a Director concurrent with his termination, resignation or retirement from active employment; provided however, that the Chairman of the Board of Directors may continue to serve until the next Annual Meeting of Stockholders following his retirement from active employment. Non-employee directors shall be ineligible for election or re-election to the Board of Directors after reaching age 70. The Board of Directors shall keep minutes of its meetings and a full account of its transactions. The number of Directors may, by a vote of a majority of the entire Board of Directors, be increased or decreased to such number (not less than three, nor, unless this Section has been amended by the Board, more than 20) as the Board of Directors may deem proper or expedient, but such action shall not affect the tenure of office of any Director.

          13. (13)Chairman and Vice Chairman of the Board of Directors. The Board shall from time to time designate one of its members as Chairman of the Board of Directors and may designate another of its members as Vice Chairman of the Board of Directors. It shall be the duty of the Chairman of the Board of Directors to preside at all meetings of the Board and of stockholders, and of the Vice Chairman, if any, to preside at such meetings in the absence of the Chairman.

          14. Residual Power in Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, or by the certificate of incorporation, or by these By-Laws directed or required to be exercised or done by the stockholders.

          15. (14)Compensation of Directors. The Board of Directors shall by resolution determine what, if any, fees shall be paid to the Directors for their services as members of the Board. Expenses of attendance, if any, may be allowed for attendance at each or any regular or special meeting of the Board.

          16. (15)Annual Meeting of the Board of Directors. After each meeting of stockholders at which the Board of Directors shall have been elected, the Board of Directors shall meet for the purpose of organization, and the transaction of other business at such time and place as may be designated by the stockholders at said meeting or, in the absence of such designation, shall meet as soon as practicable at such place as may be designated by the Board of Directors. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute a meeting, provided a majority of the whole Board shall be present.

          17. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

          18. (16)Special Meetings. Special Meetings of the Board may be called by the Chairman of the Board, the President, or the Secretary by notice served personally upon each Director, or mailed, telegraphed or telephoned to his address as shown upon the books of the Company. Special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and with like notice on the written request of a majority of the Directors.

          19. Quorum. At all meetings of the Board, a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these By-Laws.

          20. Removal of Directors. At any meeting of stockholders called for the purpose, any director may by the vote of a majority of all the shares of stock outstanding and entitled to vote be removed from office, with or without cause, and another may be appointed in the place of the person so removed, which other shall serve for the remainder of the term.

          21. Vacancies on Board of Directors. If any member shall die or resign, or if the stockholders shall remove any director without appointing another in his place, a majority of the remaining directors (although such majority is less than a quorum) may elect a successor to hold office for the unexpired portion of the term of the director whose place shall have become vacant and until his successor shall have been duly chosen and qualified. Vacancies in the Board of Directors created by an increase in the number of directors may be filled by the vote of a majority of the entire Board, as constituted prior to such increase, and directors so elected by the Board to fill such vacancies shall hold office until the next succeeding annual meeting of the stockholders and thereafter until their successors shall be elected and qualified.

          22. (17)Committees. The Board of Directors, by resolution, is authorized to appoint an Executive Committee from among its members and grant to such committee any and all powers and duties authorized by the applicable provisions of the Annotated Code of Maryland, including specifically the authority for members of the Executive Committee present at a meeting whether or not a quorum is present, to appoint a member of the Board of Directors to act in the place of an absent member of the Executive Committee.

          The Board of Directors, by resolution, may provide for such other standing or special committees from among the Directors or employees of the Corporation, as the Board deems desirable, necessary or expedient, and may discontinue the same at the Board's pleasure. Each such committee shall have such power and perform such duties not inconsistent with law or these By-Laws, as may be assigned to it by the Board of Directors.

          23. Compensation of Committees. Compensation of committee members may be such as may be allowed by the Board of Directors.

                             ARTICLE IV.

                              Officers.

          24. (18)Executive Officers. The Officers of this Corporation shall be a Chairman of the Board of Directors, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and other such officers as the Board of Directors may deem necessary or expedient for the proper conduct of the business of the Corporation. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Each such officer shall hold office for a term of one year and thereafter until his successor is elected and qualified, or until his death, resignation, or removal.

          25. (19)Chairman of the Board of Directors. The Chairman of the Board of Directors shall have general direction over the policies and affairs of the Corporation. He shall, when present, preside at all meetings of stockholders and the Board of Directors. Except where by law the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, he shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board or the President may be the Chief Executive Officer of the Corporation.

          26. (20)President. The President shall have general and active management of the business operations of the Corporation. The President may also be the Chairman of the Board of Directors. He shall report to the Chairman of the Board and shall keep the Board of Directors informed concerning all matters within his knowledge which the interests of the Corporation may require to be brought to their notice. He shall have prepared annually a full and true statement of the affairs of the Corporation which shall be submitted to the stockholders at the Annual Meeting and he shall have additional powers, obligations, and duties as may be assigned to him by the Board of Directors. The President or an Executive Vice President may be the Chief Operating Officer of the Corporation.

          27. Executive Vice Presidents and Vice Presidents. The Executive Vice Presidents and Vice Presidents shall have all such powers and duties as may be assigned to them by the President or the Board of Directors. In the absence of the President and Chairman of the Board, an Executive Vice President or Vice President may be designated to perform the duties and functions of the President.

          28. Secretary. The Secretary shall keep a full and accurate record of all meetings of the stockholders and directors,and shall have the custody of all books and papers belonging to the Company which are located in its principal office. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and all other notices required by law or by these By-Laws. He shall be the custodian of the corporate seal or seals; he shall see that the corporate seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same; and in general, he shall perform all duties ordinarily incident to the office of a Secretary of a Corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

          29. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation all monies or other valuable effects in such banks, trust companies, or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors whenever requested, an account of the financial condition of the Corporation; and in general, shall perform all the duties ordinarily incident to the office of a Treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors or by the President.

          30. Subordinate Officers. The Board of Directors may elect such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, and shall have such authority and perform such duties, as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint subordinate officers and to prescribe the powers and duties thereof.

          31. Duties of Subordinate Officers. In addition to any other duties prescribed by the Board of Directors, a subordinate officer, if directed by the Board of Directors, shall perform all or any part of the duties herein granted any officer.

          32. Compensation. The Board of Directors shall have power to fix the compensation of all officers and employees of the Corporation. It may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers, or may appoint a committee to fix the salaries of all officers and may appoint an individual to fix the salaries of employees.

          33. Officers Holding More Than One Office. Two or more offices (except that of President and Vice President) may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

          34. Removal. The Board of Directors shall have power at any regular or special meeting to remove any officer with or without cause, and such action shall be conclusive on the officer so removed. The Board may authorize any officer to remove subordinate officers.

          35. Vacancies. The Board of Directors at any regular or special meeting shall have power to fill a vacancy occurring in any office for the unexpired portion of the term.

                              ARTICLE V.

         Power to Sign Papers and Instruments of Corporation

          36. The Board of Directors, from time to time, shall have full power and authority to appoint such officer or officers, agent or agents, as it shall deem necessary, proper, or expedient, to sign all deeds, mortgages, bonds, indentures, contracts, checks, drafts, notes, obligations, orders for the payment of money, and other instruments, papers, or documents which may be necessary, proper or expedient in order to carry on the business of the Corporation.

                             ARTICLE VI.

                       Other Management Boards

          37. The Board of Directors may provide for such other management boards as they deem proper, necessary, and desirable for efficient management of the Corporation's business, and may discontinue or change the same at the Board's pleasure. Such boards shall be selected from executive, administative, or professional employees of the Corporation or its subsidiaries, or from employees showing potential ability in these classifications as determined by scientific rating charts. Each such management board shall have such power and perform such duties not inconsistent with law or these By-Laws, as may be assigned to it by the Board of Directors. Each such management board shall be governed by their own By-Laws, not inconsistent with law or these By-Laws.

          38. Compensation of the other management boards, or members thereof, may be such as allowed by the Board of Directors or by a duly authorized individual or committee so authorized by the Board.

                             ARTICLE VII.

          39. Fiscal Year. The fiscal year of the Corporation shall commence on whatever date is determined as most practical by the Board of Directors, and shall end twelve months thereafter.

                            ARTICLE VIII.

          40. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends; or for repairing or maintaining any property of the Corporation; or for such other purposes as the Directors shall think conducive to the interests of the Corporation.

                             ARTICLE IX.

                                Stock

          41. Certificates. Each stockholder shall be entitled to a stock certificate or certificates certifying the number and kind of shares owned by him. Said certificate shall be issued, signed and sealed by such officers and in such manner as may be directed by the Board of Directors.

          42. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person, or by his duly authorized attorney, or by endorsement satisfactory to the Corporation, and on surrender of the certificate or certificates so duly endorsed.

          43. (21)Closing Books of the Corporation Against Transfer of Stock; Record Dates. The Board of Directors may fix a time not exceeding twenty (20) days preceding the date of any meeting of stockholders, any dividend payment date, or any date for the allotment of rights, during which the books of the Corporation shall be closed against the transfer of stock. In lieu of providing for the closing of the books against transfer of stock as aforesaid, the Board of Directors may fix in advance a time not exceeding ninety (90) days preceding any dividend date, or any date for the allotment of rights, as record date for the determination of the stockholders entitled to receive such dividend or rights, as the case may be, and, in that event, only stockholders of record on such date shall be entitled to receive such dividend or rights, as the case may be. Except as set forth in Paragraph 7 of these By-Laws, the Board of Directors may fix in advance a time not exceeding ninety (90) days preceding any meeting of stockholders as record date for the determination of stockholders entitled to vote at a stockholders' meeting to be called by the Board of Directors.

          44. Mutilated, Lost or Destroyed Certificates. The holder of any mutilated certificate shall immediately notify the Corporation, and the Board of Directors may, in its discretion, cause one or more certificates, for the same number of shares in the aggregate, to be issued to such holder upon the surrender of the mutilated certificate. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact. The Board of Directors, in its sole discretion, and subject to such terms and conditions as the Board of Directors may determine, may issue new stock certificate or certificates in place of the lost, mutilated, or destroyed certificate or certificates.

          45. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable, or other claim, or interest, in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Maryland.

                              ARTICLE X.

                          Sundry Provisions.

          46. (22)Notices. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letterbox in a post paid sealed wrapper, addressed to such director, officer or stockholder at such address as appears on the books of the Corporation, or in default of other address, to such director, officer, or stockholder at the General Post Office in the City of Baltimore, Maryland, and such notice shall be deemed to be given at the time when the same shall be thus mailed.
Any director, officer or stockholder may waive any notice required to be given under these By-Laws.

          47. Stock of Other Corporations. Shares of stock in other corporations owned or held by the Corporation may be voted by the Corporation by such officer, agent or proxy as the Board of Directors may from time to time appoint and, in the absence of such appointment, may be voted by the President or a Vice President, or by proxy or proxies appointed by the President or a Vice President. Any and all proxies, waivers, consents and other instruments may be executed and any and all other action may be taken by the Corporation as owner or holder of shares of stock in other corporation by such officer, agent or proxy as the Board of Directors may appoint, or, in the absence of such appointment, by the President or a Vice President.

          48.  (23)Indemnification.

               (a) The Corporation shall indemnify (i) its directors to the full extent provided by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (ii) its officers to the same extent it shall indemnify its directors; and (iii) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

               (b) The provision of paragraph (a) shall apply to all proceedings arising (i) after the time of adoption of this by-law amendment (the "effective date") in connection with any facts and circumstances occurring after the effective date; (ii) after the effective date in connection with any facts or circumstances occurring before the effective date; and (iii) prior to the effective date, whether before or after July 1, 1981, to the extent necessary or appropriate to make any indemnification provisions of the Corporation consistent with applicable indemnification provisions of the General Laws of the State of Maryland. This by-law shall not limit any rights of any person with respect to facts and circumstances occurring or proceedings arising prior to the effective date to the extent such rights are consistent with law applicable to the time in question.

          49.  (24)Amendments.

               (a) Except as hereinafter provided, these By-Laws, or any of them, or any additional or amended By-Laws, may be altered or repealed and any By-Laws may be adopted at any regular meeting of the Board of Directors without notice, or at any special meeting, the notice of which shall set forth the terms of the proposed amendments, by the vote of a majority of the entire Board.

               (b) This Section 49 of the By-Laws relating to amendments be amended only at a regular meeting of stockholders without notice, or at a special meeting of stockholders, the notice of which shall set forth the terms of the proposed amendment, in either case by the vote of a majority of the votes entitled to be cast in the aggregate by all stockholders present in person or by proxy at such meeting.

                              FOOTNOTES


               (1)Amended           12/20/68 & 3/18/92

               (2)Amended           3/5/58

               (3)Amended           3/1/71

               (4)Amended           2/3/65 & 3/1/71 & 1/24/72

               (5)Amended           6/17/96

               (6)Amended           6/17/96

               (7)Amended           6/17/96

               (8)Amended           3/5/58 & 3/17/80

               (9)Amended           6/17/96

              (10)Amended           6/17/96

              (11)Amended           6/17/96

              (12)Amended           7/19/82 & 9/2l/87

              (13)Amended           7/25/69 & 11/30/70

              (14)Amended           3/16/83

              (15)Amended           3/1/71

              (16)Amended           3/5/58

              (17)Amended           9/16/68 & 11/30/70

              (18)Amended           11/30/70 & 3/21/79

              (19)Amended           3/21/79 & 2/16/87

              (20)Amended           7/25/69 & 11/30/70 & 3/21/79
                                     & 2/16/87

              (21)Amended           3/5/58 & 1/24/72 & 2/16/87

              (22)Amended           3/5/58

              (23)Corrected         3/3/48 & 7/19/82 & 10/18/82

              (24)Added             3/5/58













SGL1368.SAM